CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2015
FIRST-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, October 29, 2014, at 3:45 PM CT (4:45 PM ET)

•	Revenues grew to $41.4 million, a 39 percent increase over first quarter 2014

◦	Coronary product revenues reached $5.0 million

•	First COAST coronary study patients were enrolled in Japan

•	Liberty 360° enrollment grew to over 400 patients

◦	First orbital atherectomy plus drug coated balloon patient enrolled in study

St. Paul, Minn., October 29, 2014 – Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for peripheral and coronary artery disease, today reported financial results for its fiscal first quarter ended September 30, 2014.

The company’s first-quarter revenues increased 39 percent to $41.4 million, from $29.8 million in the first quarter of fiscal 2014. Coronary revenues grew to $5.0 million. Customer reorder revenues remained strong at 97 percent of total revenue, compared to 96 percent in the first quarter of fiscal 2014. The gross profit margin increased to 78.5 percent, from 76.9 percent, benefiting from higher average selling prices of coronary products and lower device unit costs than in the prior-year quarter.

CSI’s fiscal 2015 first-quarter net loss was $(8.2) million, or $(0.26) per common share, compared to a net loss of $(7.3) million, or $(0.29) per common share, in the fiscal 2014 first quarter. Adjusted EBITDA was consistent between both quarters at a loss of $(4.2) million. Net loss increased from the prior year as a result of planned investments, including $12.4 million of expenses related to coronary market launch initiatives, clinical studies and new product development. Expenses were favorable to guidance due to timing of projects and hiring. Excluding net coronary investments, adjusted EBITDA was positive for the quarter.

David L. Martin, CSI’s President and Chief Executive Officer, said, “Our robust sales growth is driven by market expansion for treatment of both peripheral and coronary artery disease, as a growing number of physicians embrace our technology to solve their most difficult interventional vascular challenges—specifically calcified lesions. Treating these patients has historically led to higher rates of adverse events and retreatment, resulting in higher costs.

“Our technology is uniquely positioned to treat this underserved population and we believe the market opportunity is extensive. It’s estimated that significant calcium is present in nearly 400,000 patients undergoing coronary procedures annually in the U.S. In addition, it’s estimated that nearly 3 million people in the U.S. have critical limb ischemia (CLI), a peripheral artery disease dominated by calcium, particularly in small vessels below the knee. Annual CLI endovascular interventions are currently less than 150,000; however, over 160,000 patients receive debilitating amputations. The ability of our technology to safely and effectively treat calcified artery disease, even in small tortuous vessels, is expanding the number of endovascular procedures performed, creating a multi-billion dollar market opportunity for CSI.”

Cardiovascular Systems, Inc.
October 29, 2014

Continued Rollout of Diamondback 360® Coronary Orbital Atherectomy System (OAS)
During the first quarter, CSI continued the controlled commercial launch of its Diamondback 360® Coronary Orbital Atherectomy System (OAS) in the United States. Since FDA approval on October 21, 2013, over 2,600 patients have been treated using CSI’s unique orbital atherectomy technology. In the fourth quarter of fiscal 2014, CSI began training its peripheral arterial disease (PAD) sales representatives to sell both the Coronary OAS and the company’s peripheral system. Going into the second quarter, CSI has 60 of these “hybrid” sales representatives, in addition to 24 dedicated coronary sales representatives. The majority of the current PAD sales force is expected to be trained by the end of fiscal year 2015.

According to Martin, “Approximately 70 percent of our PAD customers are interventional cardiologists. Our hybrid sales representatives will now be able work closely with these physicians to treat both peripheral and coronary calcified lesions. The ability to sell both applications is expected to lead to enhanced sales productivity, driving sustainable growth and profitability in the future.”

LIBERTY 360° Trial Enrolls 400th Patient
In September, CSI enrolled the 400th patient in the LIBERTY 360° trial, with over 450 patients enrolled to-date, an increase of nearly 200 since June 30, 2014. The company is currently enrolling up to 1,200 patients in this prospective, observational, multi-center clinical study to evaluate acute and long term clinical, quality of life and economic outcomes of endovascular device intervention in patients with distal outflow peripheral arterial disease. This study is designed with unique endpoints to demonstrate how the PAD Systems provide effective long-term clinical and economic outcomes compared to other treatment alternatives.

As part of this study, Dr. Jihad Mustapha, of Metro Health Hospital in Michigan, enrolled the first patient using CSI’s Diamondback 360 peripheral device to remove calcified plaque prior to inflating the newly-approved Lutonix® Drug Coated Balloon Catheter.

Per Dr. Mustapha, “When significant calcium is present, I believe plaque modification is beneficial for adequate and uniform drug transfer of a drug-coated balloon to the vessel wall. In my experience CSI’s orbital technology is unique in its ability to treat these calcified lesions prior to drug-coated balloon treatment.”

First COAST Coronary Study Patient Enrolled in Japan
On October 27, CSI enrolled the first seven patients in Japan in the COAST Study, an important milestone as the company seeks entry into Japan, the world’s second largest coronary market.

COAST is a prospective, single-arm, multi-center, global study designed to evaluate safety and efficacy of the Diamondback 360 Coronary Micro Crown OAS, the second generation of the current FDA approved Diamondback 360 Coronary OAS. CSI plans to enroll up to 100 subjects at up to 15 U.S. sites and five sites in Japan.

Fiscal 2015 Second-Quarter Outlook
For the fiscal 2015 second quarter ending December 31, 2014, CSI anticipates:

•	Revenue growth of 33 percent to 39 percent over the second quarter of fiscal 2014, to a range of $43.1 million to $44.8 million;

•	Gross profit as a percentage of revenues similar to the first quarter of fiscal 2015;

•	Operating expenses approximately 13 percent higher than the first quarter of fiscal 2015, primarily due to expansion of the field sales organization and increased enrollment in clinical studies; and

•	Net loss in the range of $(11.0) million to $(12.0) million, or loss per common share ranging from $(0.35) to $(0.38), assuming 31.5 million average shares outstanding.

Cardiovascular Systems, Inc.
October 29, 2014

Concluded Martin, “We remain steadfast in our priorities for fiscal 2015: expanding the PAD market with our unique, low-profile orbital technology that safely and effectively treats even the most difficult calcified artery disease, and successfully broadening our commercial launch to penetrate and expand the calcified coronary arterial disease market. To that end, we’re also focused on optimizing our sales force to capitalize on our large market opportunity and on advancing CSI’s clinical trials. Given our success to-date, we’re very optimistic about our ability to continue delivering attractive growth in the future.”

Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal first-quarter results today, October 29, 2014, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (844) 421-0596 and enter access number 19802977. Please dial in at least 10 minutes prior to the call and wait for assistance, or dial “0” for the operator. To listen to the live webcast, go to the investor information section of the company’s website, www.csi360.com, and click on the webcast icon. A webcast replay will be available beginning at 7 p.m. CT the same day.

For an audio replay of the conference call, dial (855) 859-2056 and enter access number 19802977. The audio replay will be available beginning at 6:45 p.m. CT on Wednesday, October 29, 2014, through 10:59 p.m. CT on Wednesday, November 5, 2014.

Use of Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

About Peripheral Artery Disease (PAD)
As many as 12 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360 and Diamondback 360 Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD)
CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40 percent of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

Cardiovascular Systems, Inc.
October 29, 2014

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k) clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. To date, nearly 170,000 of CSI’s devices have been sold to leading institutions across the United States. For more information, visit the company’s website at www.csi360.com.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) the market expansion resulting from CSI’s technology; (ii) the extensive market opportunity for our technology, including the estimate of a multi-billion dollar market opportunity; (iii) the coronary launch strategy and timeline; (iv) the expected training of our sales representatives; (v) the expectation that our hybrid sales strategy will lead to enhanced sales productivity, driving sustainable growth and profitability in the future; (vi) the LIBERTY 360° trial, including the number of patients expected to be enrolled; (vii) the COAST trial, including the number of patients expected to be enrolled, and the potential to secure commercial approval in Japan; (viii) anticipated revenue, gross profit, operating expenses, and net loss; (ix) CSI’s priorities in fiscal 2015; and (x) potential future growth of CSI, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, dependence on market growth; the reluctance of physicians and hospitals to accept new products; the effectiveness of CSI’s products; actual clinical trial and study results; the impact of competitive products and pricing; the difficulty to successfully manage operating costs; fluctuations in quarterly results; FDA and international regulatory clearances and approvals; approval of products for reimbursement and the level of reimbursement; general economic conditions and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:

Peripheral Products
The Stealth 360® PAD System, Diamondback 360® PAD System and Predator 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Cardiovascular Systems, Inc.
October 29, 2014

Contraindications: The OAS is contraindicated when the ViperWire guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated. See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

Micro Crown OAS
CSI has commenced its COAST Investigational Device Exemption clinical trial to evaluate the safety and efficacy of its new micro crown orbital technology in treating severely calcified lesions within the coronary arteries. This new system is limited by federal law to investigational use and is currently not commercially available in the United States or Japan.

Cardiovascular Systems, Inc.
October 29, 2014

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2014	2013

Revenues	$41,354	$29,766
Cost of goods sold	8,885	6,864
Gross profit	32,469	22,902
Expenses:
Selling, general and administrative	33,507	25,371
Research and development	7,152	4,378
Total expenses	40,659	29,749
Loss from operations	(8,190)	(6,847)
Interest and other, net	(34)	(445)
Net loss and comprehensive loss	$(8,224)	$(7,292)

Net loss and comprehensive loss per common share:
Basic and diluted	$(0.26)	$(0.29)

Weighted average common shares used in computation:
Basic and diluted	31,311,110	24,751,368

Cardiovascular Systems, Inc.
October 29, 2014

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	September 30,	June 30,
	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$116,423	$126,592
Accounts receivable, net	22,376	21,383
Inventories	14,644	12,890
Prepaid expenses and other current assets	3,587	1,846
Total current assets	157,030	162,711
Property and equipment, net	21,238	15,297
Patents, net	4,015	3,823
Other assets	70	70
Total assets	$182,353	$181,901

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$1,200	$2,400
Accounts payable	18,196	12,699
Accrued expenses	12,619	14,630
Total current liabilities	32,015	29,729
Long-term liabilities
Other liabilities	1,891	117
Total long-term liabilities	1,891	117
Total liabilities	33,906	29,846
Commitments and contingencies
Total stockholders' equity	148,447	152,055
Total liabilities and stockholders' equity	$182,353	$181,901

Cardiovascular Systems, Inc.
October 29, 2014

Cardiovascular Systems, Inc.
Supplemental Sales Information
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2014	2013

Device revenue	$36,509	$26,206
Other product revenue	4,845	3,560
Total revenue	$41,354	$29,766

Device units sold:
PAD	10,275	8,558
CAD	1,261	-
Total device units sold	11,536	8,558

New customers:
PAD	57	50
CAD	82	-

Reorder revenue %	97%	96%

Cardiovascular Systems, Inc.
October 29, 2014

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table on the next page. In addition, an explanation of the manner in which CSI's management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management's decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table.

Cardiovascular Systems, Inc.
Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2014	2013

Loss from operations	$(8,190)	$(6,847)
Add: Stock-based compensation	3,573	2,300
Add: Depreciation and amortization	408	316
Adjusted EBITDA	$(4,209)	$(4,231)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

Cardiovascular Systems, Inc.
October 29, 2014

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	PadillaCRT Marian Briggs (612) 455-1742 marian.briggs@padillacrt.com Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com